Exhibit 10.1

First Amendment
to
Second Amended and Restated Operating Agreement
of
GreenSky Holdings, LLC

Effective as of August 24, 2018, the undersigned, constituting the Manager and holders of a majority of the Common Units of GreenSky Holdings, LLC, a Georgia limited liability company (the “Company”), in accordance with Section 14.3 of the Operating Agreement, hereby approve the amendment to, and hereby amend, the Second Amended and Restated Operating Agreement (the “Operating Agreement”) of the Company by adding thereto, in its proper place with a corresponding change to the table of contents, the following:

Section 2.11 Unreimbursed Business Expenses of Members.  From time to time, a Member is expected to incur certain expenses related to the trade or business of the Company for which the Company will not reimburse that Member.  These expenses include: (a) use of the Member’s (or its Affiliate’s) aircraft for Company business and any travel expenses related thereto; (b) use of a Member’s (or its Affiliates’) computer equipment (including software purchased for business purposes) or other office equipment on behalf of the Company; or (c) charitable contributions by the Member (or its Affiliates). The unreimbursed business expenses paid from the funds of a Member shall be treated as a trade or business expense of the Member.  It is the responsibility of the Member to maintain records to support any such expenditure.

The Manager of the Company is authorized to incorporate the foregoing amendment into an amended and restated version of the Operating Agreement, at which point such amended and restated version of the Operating Agreement shall thereafter constitute the operating agreement of the Company.

Except as amended hereby, the Operating Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of date set forth above.

GreenSky, Inc.,
As Manager and Member

By:    /s/ Gerald Benjamin____________
Gerald Benjamin, Vice Chairman

Founder Technology Investors, LLC,
As Member

By:    /s/ David Zalik________________
David Zalik, Manager

Financial Technology Investors, LLC,
As Member

By:    /s/ David Zalik________________
David Zalik, Manager

GS Investment Holdings, LLC,
As Member

By:    /s/ Robert Sheft_______________
Authorized Signature